Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 28, 2023 and December 27, 2018, with respect to the financial statements and financial highlights of Nuveen Municipal Income Fund, Inc., as of October 31, 2023 and October 31, 2018, respectively, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

April 26, 2024